As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Micrus Endovascular Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-3409596
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

610 Palomar Avenue, Sunnyvale, CA 94085
(Address of principal executive offices) (Zip Code)

1998 Stock Plan
2005 Equity Incentive Plan
2005 Employee Stock Purchase Plan
(Full title of the Plans)

John T. Kilcoyne
President and Chief Executive Officer
Micrus Endovascular Corporation
610 Palomar Avenue, Sunnyvale, CA 94085
(Name and address of agent for service)
(408) 830-5900
(Telephone number, including area code, of agent for service)

Copy to:
Glen R. Van Ligten, Esq.
Orrick, Herrington & Sutcliffe LLP
1020 Marsh Road, Menlo Park, CA 94025
(650) 614-7400

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum		Proposed Maximum
to be	to be	Offering Price		Aggregate Offering		Amount of
Registered	Registered (1)	Per Share		Price		Registration Fee
Common Stock $0.01 par value per share (1998 Stock Plan)	2,355,373	$4.34	(2)	$10,222,318.82	(2)	$1,203.17
Common Stock $0.01 par value per share (2005 Equity Incentive Plan)	2,394,592	$10.975	(3)	$26,280,647.20	(3)	$3,093.23
Common Stock $0.01 par value per share (2005 Employee Stock Purchase Plan)	222,222	$9.32875	(4)	$2,073,053.48	(4)	$244.00
TOTAL:	4,972,187			$38,576,019.50		$4,540.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers additional securities that may be issued under the 1998 Stock Plan, 2005 Equity Incentive Plan or 2005 Employee Stock Purchase Plan as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average per share exercise price of $4.34 as to 2,355,373 outstanding but unexercised options to purchase Common Stock of Micrus Endovascular Corporation.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($11.10) and low ($10.85) prices per share of Common Stock of Micrus Endovascular Corporation on June 23, 2005, as reported by the Nasdaq National Market System.

(4)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($11.10) and low ($10.85) prices per share of Common Stock of Micrus Endovascular Corporation on June 23, 2005, as reported by the Nasdaq National Market System, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

PART I
Information Required in the Section 10(a) Prospectus

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents filed by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a.	The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act filed on June 16, 2005, in connection with the Registrant’s Registration No. 333-123154, in which there is set forth the audited consolidated financial statements for the Registrant’s fiscal year ended March 31, 2005;

b.	All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report; and

c.	Description of the Registrant’s common stock contained in a registration statement filed with the Commission on Form 8-A on May 23, 2005, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article VIII of the Registrant’s Amended and Restated Bylaws requires indemnification to the fullest extent permitted under the DGCL. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification and advancement for all expenses and liabilities) actually and reasonably incurred or suffered by the indemnitee in connection with any actual or threatened action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, being or having been such a director, officer or an employee of the Registrant, he or she is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity. However, approval by the Registrant is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Bylaws also provide that the Registrant may, by action of the board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     The Eighth Article of the Registrant’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Eighth Article shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant has also entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the By-laws and Restated Certificate of Incorporation. These agreements, among other things, provide that the Registrant will indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of its directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.

     The Registrant’s officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which the Registrant grants them indemnification and for which they become legally obligated to pay on account of claims made against them for “wrongful acts” committed before or during the policy period.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit Number	Name
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.
24.1	Power of Attorney is included on signature page of this Registration Statement.

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on June 29, 2005.

MICRUS ENDOVASCULAR CORPORATION
By:	/s/JOHN T. KILCOYNE
John T. Kilcoyne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Micrus Endovascular Corporation, a Delaware corporation, do hereby constitute and appoint John T. Kilcoyne and Robert A. Stern, or any of them, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/JOHN T. KILCOYNE John T. Kilcoyne	President and Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2005

/s/ROBERT A. STERN Robert A. Stern	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Principal Accounting Officer)	June 29, 2005

/s/L. NELSON HOPKINS, M.D. L. Nelson Hopkins, M.D.	Director	June 29, 2005

/s/FRED HOLUBOW Fred Holubow	Director	June 29, 2005

/s/ FRANCIS J. SHAMMO Francis J. Shammo	Director	June 29, 2005

/s/ JEFFREY H. THIEL Jeffrey H. Thiel	Director	June 29, 2005

A majority of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Name	Page Number
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.
24.1	Power of Attorney is included on signature page of this Registration Statement.